PRESS RELEASE

Aspen Provides Initial Estimate of Third Quarter 2015 Losses Related to Explosion in Tianjin and Natural Catastrophes
HAMILTON, Bermuda – October 15, 2015 -- Aspen Insurance Holdings Limited (“Aspen”) (NYSE:AHL) announced today an initial estimate of approximately $50 million in total pre-tax losses related to the explosion in the port of Tianjin, China on August 12, 2015 and natural catastrophes in the third quarter of 2015. The total estimated losses primarily impact Aspen’s Reinsurance segment.

Aspen estimates approximately $30 million of the total pre-tax losses, net of reinsurance and reinstatement premiums, related to the explosion in Tianjin.

Aspen also estimates pre-tax losses of up to $20 million, net of reinsurance and reinstatement premiums, related to natural catastrophes in the third quarter of 2015. Within the estimated natural catastrophe losses, the largest events were wildfires in Washington State in the U.S., and an earthquake in Chile.

In the absence of significant client loss reporting in respect of both the Tianjin explosion and the natural catastrophes, we have based our estimates primarily on market information and exposure analysis, among other factors. Due to the complexity of the events and the uncertainty in its assumptions, Aspen’s actual ultimate loss may vary materially from these estimates.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains written, and Aspen's officers may make related oral, "forward-looking statements" within the meaning of the U.S. federal securities laws regarding its initial estimate of third quarter 2015 losses related to the explosion in Tianjin, China and natural catastrophes. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," "do not believe," "aim," "project," "anticipate," "seek," "will," "likely," “assume,” "estimate," "may," "continue," "guidance," “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track,” and similar expressions of a future or forward-looking nature.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to, developing information available from brokers, clients and loss adjusters, the receipt of actual loss reports, forecasts of losses relating to these events for the industry as a whole and for individual companies, changes in the total industry losses or Aspen's share of such losses, the reliability of any external reports and evolving information in respect of such large losses or industry losses, the actual number of Aspen's insureds incurring losses from these events, limitations in current modeling techniques and their application, limitations in any exposure analyses, the impact of any demand surge on claims, coverage issues, the impact of foreign exchange fluctuations and the effectiveness of any Aspen's loss limitation methods. For a more detailed description of these uncertainties and other factors which could cause results to differ materially, please see the "Risk Factors" section in Aspen's Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 23, 2015. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

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About Aspen Insurance Holdings Limited

Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2014, Aspen reported $10.7 billion in total assets, $4.8 billion in gross reserves, $3.4 billion in total shareholders’ equity and $2.9 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s Financial Services, an “A” (“Excellent”) by A.M. Best Company Inc. and an “A2” (“Good”) by Moody’s Investor Service, Inc.

For further information

Please visit www.aspen.co or contact:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945
Media
Steve Colton, Head of Communications, Aspen
Steve.Colton@aspen.co
+44 20 7184 8337

International – Citigate Dewe Rogerson
Caroline Merrell or Jos Bieneman
caroline.merrell@citigatedr.co.uk
jos.bieneman@citigatedr.co.uk
+44 20 7638 9571

North America – Abernathy MacGregor
Carina Davidson or Allyson Vento
ccd@abmac.com
amv@abmac.com
+1 (212) 371 5999

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